UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 27, 2005

Ault Incorporated

(Exact name of Registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7105 Northland Terrace
Minneapolis, MN 55428-1028		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 592-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 29, 2005 the Company announced that it received a letter dated September 27, 2005 advising the Company that the Company’s securities are subject to delisting from the Nasdaq National Market under Rule 4450(a)(3) because the Company’s stockholders’ equity as of the fiscal year ended May 29, 2005 was less than $10 million.  The Company’s stockholders’ equity was $7,950,325 as of that date.  Nasdaq has advised that the failure to satisfy the minimum stockholders’ equity constitutes an additional basis for delisting the Company’s securities from Nasdaq.  The Company previously disclosed that it received a delisting notice related to the Company’s failure to file a Form 10-K for the fiscal year ended May 29, 2005.  On September 19, 2005, the Company requested a hearing on the delisting pursuant to Rule 4805.  This request stays the delisting pending a decision by a Nasdaq Listing Qualifications Panel.  The Company will have a hearing before a Nasdaq Listing Qualifications Panel on October 6, 2005.  Both grounds for delisting are expected to be discussed at the hearing.  The Company expects to file its Form 10-K for the fiscal year ended May 29, 2005 in early October 2005.  The Company also is applying to list its securities on the Nasdaq SmallCap Market.  Although the Company’s stockholders’ equity satisfies the listing requirements for this market, there can be no assurance that the Company’s application to lists its securities on the SmallCap Market will be granted.

Included with this Form 8-K on Exhibit 99.1 is the Company’s press release dated September 29, 2005 announcing receipt of the letter from Nasdaq and the Company’s response.

Item 9.01 Financial Statements and Exhibits.

99.1   Press Release dated September 29, 2005

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

	By:	/s/ William J. Birmingham
William J. Birmingham Interim Chief Financial Officer

Dated: September 30, 2005